ASSETS PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of March 1, 1995, is by and among Control Chief Corporation, a Pennsylvania corporation with its principal offices at 200 Williams Street, Bradford, Pennsylvania 16701 ("Buyer"), and NTR Technologies, Inc., a Pennsylvania corporation with its principal office at 455 William Pitt Way, Pittsburgh, Pennsylvania 15238 ("Seller"), Edward C. Nichols, an individual residing at 152 Big Horn Drive, Pittsburgh, Pennsylvania 15239 who has at times done business as "Nichols RF", Anthony Rudzki, an individual residing at 220 18th Street, Pittsburgh, Pennsylvania 15215, William R. Nichols, an individual residing at 833 Blue Ridge Road, Pittsburgh, Pennsylvania 15239, Robert W. Thomas, Jr., an individual residing at 158 Scott Ridge Road, Harmony, Pennsylvania 16037, and Christine B. Mulzet, an individual residing at 158 Scott Ridge Road, Harmony, Pennsylvania 16037. The individual parties hereto are referred to individually as an "Individual" and collectively as the "Individuals", and Seller and the Individuals are referred to collectively as "Seller's Group".

         WHEREAS, Seller desires to sell and Buyer desires to purchase, upon the terms and conditions more fully set forth below, all assets and properties of Seller, including, but not limited to, all cash, accounts receivable, inventory, equipment, contracts, product rights, intellectual property rights, business records and goodwill; and

         WHEREAS, certain of the Individuals desire to sell and Buyer desires to purchase certain equipment owned by such Individuals and used in the business of Seller; and

         WHEREAS, in connection with the purchase of the assets of Seller and the Individuals, Buyer has agreed to assume certain liabilities of Seller and Edward C. Nichols; and

         WHEREAS, in connection with the transactions contemplated by this Agreement, the Buyer and each of Edward C.
Nichols and Anthony Rudzki desire to enter into employment agreements;

         NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained herein, the parties hereto agree as follows:

         SECTION 1.               PURCHASE OF ASSETS

         1.1 Purchased Assets. Seller hereby agrees to sell, convey, transfer and deliver to Buyer all of Seller's right, title and interest in and to all of Seller's assets, tangible or intangible, real or personal, including but not limited to the assets set forth on Schedule 1.1(a) hereto (the "Assets"). Each of the Individuals hereby agrees to sell, convey, transfer and deliver to Buyer all of such person's respective right, title and interest in and to the assets set forth on Schedule 1.1(b) hereto which are identified as being owned by each respective Individual (the "Individual Assets"). The Assets and the Individual Assets are referred to herein collectively as the "Purchased Assets".

         1.2 Purchase Price. The purchase price for the Assets is One Hundred Thousand Dollars ($100,000) which shall be paid by Buyer as follows: Twenty Thousand Dollars ($20,000) shall be paid by the delivery of Buyer's company check in such amount to Seller on the Closing Date as defined herein, and Eighty Thousand Dollars ($80,000) shall be paid with interest at the rate of 8% in twenty-four equal monthly installments of $3,618.18 commencing on April 1, 1995 and continuing on the 1st day of each month thereafter until March 1, 1997. The purchase price for the Individual Assets shall be Eight Thousand Four Hundred Twenty-Five Dollars ($8,425), which amount shall be paid to the appropriate Individuals as set forth on Schedule 1.1(b) hereto by the delivery of Buyer's company checks on the Closing Date.

         1.3 Assumption of Liabilities. On the Closing Date, Buyer shall assume the liabilities of Seller and Edward C. Nichols set forth on Schedule 1.3 attached hereto (the "Assumed Liabilities"). Buyer does not assume any other obligations or liabilities of Seller or the Individuals, contingent or otherwise, specifically including but not limited to any obligations or liabilities relating to injuries or damage caused by products manufactured or sold by Seller, sales, payroll, income or other taxes or any obligations owed to Seller's employees, customers or vendors.

         1.4 Closing. The closing shall occur on the date this Agreement is executed by all the parties hereto (the "Effective Date") or on such date thereafter as is agreed by the parties hereto; provided, however, the closing shall occur no later than thirty (30) days following the Effective Date. The date on which the closing actually occurs is referred to herein as the Closing Date.

         (a) On the Closing Date: (1) Seller shall deliver to Buyer a duly executed Bill of Sale for the Assets and the appropriate Individuals shall deliver duly executed Bills of Sale to Buyer for the Individual Assets, each in the form attached hereto as Exhibit A, (2) Seller and Buyer shall each execute an Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit B, (3) Seller and Buyer shall each execute a Lease Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit C, (4) Buyer and will enter into employment agreements in substantially the form of the Employment Agreement attached hereto as Exhibit D with each of Edward C. Nichols and Anthony Rudzki, at an annual salary of $57,500 and $50,000, respectively, (5) Seller shall deliver to Buyer an unaudited balance sheet of Seller's financial position as of the Closing Date (the "Closing Date Balance Sheet"), (6) if the Closing Date occurs after the Effective Date, each member of the Seller's Group shall deliver to Buyer, and Buyer shall deliver to the Seller's Group, certificates stating that as of the date thereof each of the representations and warranties of such party is true and correct in all material respects and that such party has complied with all of its obligations under this Agreement to be performed on or before such date, (7) Seller shall deliver to Buyer the Consents, as hereinafter defined, and (8) Buyer shall pay to the appropriate members of the Seller's Group the amounts set forth in Section
1.2 hereof and in Section 4.3 hereof, if any.

         (b)  The obligations of Buyer to perform its
obligations under Section 1.4(a) hereof shall be subject to:
each member of the Seller's Group being willing and able to perform its obligations under Section 1.4(a), the representations and warranties of each member of the Seller's Group being true and correct in all material respects as of the Closing Date, the performance by each member of the Seller's Group of all of its obligations under this Agreement to be performed on or before the Closing Date, and the delivery to Buyer of certified copies of resolutions, in a form acceptable to Buyer, of the incorporators, directors and/or shareholders of Seller authorizing the transactions contemplated by this Agreement.

         (c) The obligations of the members of the Seller's Group to perform their obligations under Section 1.4(a) hereof shall be subject to: Buyer being willing and able to perform its obligations under Section 1.4(a), the representations and warranties of Buyer being true and correct in all material respects as of the Closing Date, and the performance by Buyer of all of its obligations under this Agreement to be performed on or before the Closing Date.

         SECTION 2.               SELLER'S REPRESENTATIONS AND
                                  WARRANTIES

         Each member of the Seller's Group hereby jointly and severally represents and warrants to Buyer that:

         2.1 Corporate Authority. Seller is a corporation duly organized and validly existing under the laws of the State of Pennsylvania and has full power and authority to enter into and to perform its obligations under this Agreement. It is not required to qualify to do business in any other jurisdiction. There are no outstanding agreements, assignments, licenses or encumbrances inconsistent with the provisions of this Agreement or which may prevent or hinder Seller from consummating the transactions contemplated by this Agreement.

         2.2 Assets Transferred. True copies of all written leases and other agreements constituting Purchased Assets have been delivered to Buyer. None of the foregoing leases or agreements is in default by any party thereto and all of the foregoing are valid, binding and enforceable in accordance with the terms thereof. The tangible Purchased Assets are in good working condition and comply with all applicable laws and regulations. The inventory identified on the Closing Balance Sheet is in good and saleable condition in the ordinary course of Seller's business.

         2.3 Title. Seller and the Individuals have good and transferable title to the Assets and the Individual Assets, respectively, and the Purchased Assets are free and clear of any security interest, lien or encumbrance, license, obligation or liability except that the equipment leased pursuant to the Hewlett Packard Lease described in Schedule 1.3 is subject to such lease.

         2.4  Trademarks, Trade Names, Etc.   Seller owns all
intellectual property rights which relate to the Purchased Assets or which are necessary to operate its business in the manner in which it is currently being conducted. Seller has not received any notice with respect to any alleged infringement or unlawful or improper use of any intellectual property owned or alleged to be owned by others. Seller has not at any time transferred or encumbered, in whole or in part, any interest in any intellectual property. No person or entity who is not a party to this Agreement has any interest in any such intellectual property.

         2.5 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (a) conflict with the charter documents or by-laws of Seller; (b) violate any order, writ, injunction or decree applicable to any member of the Seller's Group; (c) violate any provisions of laws, rules or regulations to which any member of the Seller's Group is subject;
(d) violate, conflict with or result in any breach of or default under any mortgage, indenture, contract, agreement, license, permit, instrument or trust to which any member of the Seller's Group is a party or by which their properties are bound; or
(e) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon, or give to any person other than Buyer any interest or right in or with respect to, any of the Purchased Assets.

         2.6 Litigation. There is no suit, action, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge, information and belief of any member of the Seller's Group, threatened, against or relating to any member of the Seller's Group, or affecting any of their properties or business, before any court, governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or arbitration panel which, if determined adversely to the member of the Seller's Group, might materially and adversely affect the properties, business, future prospects or financial condition of Seller or the Individual Assets; and, there is not presently outstanding against any member of the Seller's Group any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator.

         2.7 Corporate Action of Seller. All corporate actions required to be taken by Seller to approve the transactions contemplated by this Agreement and to authorize the execution and delivery of this Agreement, including the approval of the Board of Directors and shareholders of Seller, have been properly taken. This Agreement has been duly and validly executed and delivered by each member of the Seller's Group and constitutes a valid and legally binding obligation of each member of the Seller's Group, enforceable against each of them in accordance with the terms hereof, subject, however to limitations with respect to enforcement imposed by laws in connection with bankruptcy or similar proceedings, and to the extent that equitable remedies such as specific performance and injunctions are in the discretion of the court from which they are sought.

         2.8 Brokers. There is no broker or finder or other person who would have any valid claim against Seller for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby.

         2.9 Third Party Consents. No consents from any third parties are required in connection with the transfer of the Purchased Assets to Buyer as contemplated in this Agreement, except the consents of the other parties to the leases described in Section 4.5 hereof.

         2.10 Financial Statements.  Attached hereto as Schedule
2.10 is an unaudited balance sheet of Seller's financial position as at January 21, 1995 (the "January Balance Sheet"). The Closing Balance Sheet and the January Balance Sheet fairly present the financial position of Seller at the times set forth therein, in each case in accordance with generally accepted accounting principles applied on a consistent basis except for the absence of footnote disclosure. Seller has no other liabilities or obligations other than those set forth in the Closing Balance Sheet. The accounts receivable shown in the Closing Balance Sheet arose from bona fide sales of products to customers of Sellers, and the same are valid and binding obligations of those customers, enforceable in accordance with the terms thereof, subject to no offsets, counterclaims, defenses or recoupment.

         2.11 Conduct of Business. Since January 21, 1995 Seller has operated its business in the ordinary course consistent with its past practices. Except for one distribution of earnings to shareholders for the period ending December 31, 1994, since January 21, 1995 Seller has (a) made no dividends, distributions, transfers or other payments to any shareholder, director or employee other than salary payments at the same rate as those being paid prior to January 21, 1995, or (b) made no payments to any other person except for payments on account, services rendered or property purchased, all in the ordinary course of Seller's business.

         2.12 Taxes. All federal, state and other tax returns, reports and declarations have been timely filed by Seller and the same are complete and accurate and disclose all taxes and other sums required to be paid for the periods covered. All taxes, including estimated taxes, assessments, penalties and interest required to be paid by or on behalf of Seller have been paid, and all taxes, assessments, penalties and interest required to be withheld and collected by Seller have been withheld and collected and have been and will be paid to the appropriate governmental bodies. Buyer shall have no liability as a result of the transactions contemplated by this Agreement with respect to or arising from any and all taxes, levies and other assessments which Seller or any member of the Seller's Group is or was required by law to pay, to withhold, or to collect and pay over to the proper governmental authorities.

         2.13 Compliance with Laws. Seller has complied with all applicable laws, rules and regulations of all governmental and other bodies, including without limitation, those relating to pollution of the environment and the protection, safety, working conditions and remuneration of employees.

         2.14 Employment Matters. Seller has no contractual relationship with its employees and Seller is not subject to any collective bargaining agreement. Seller has no employee or director fringe benefit plans or contracts.

         2.15 Miscellaneous. No representation or warranty of Seller herein contains any untrue statement of a material fact necessary in order to make the statement not misleading.

         SECTION 3. BUYER'S REPRESENTATIONS AND WARRANTIES

         Buyer represents and warrants to each member of the Seller's Group that:

         3.1 Corporate Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has full power and authority to enter into and to perform its obligations under this Agreement.

         3.2 No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby (a) conflict with the articles of incorporation or by-laws of Buyer; (b) violate any order, writ, injunction or decree applicable to Buyer; (c) violate any provisions of laws, rules or regulations to which Buyer is subject; or (d) violate, conflict with or result in any breach of or default under any mortgage, indenture, contract, agreement, license, permit, instrument or trust to which Buyer is a party or by which Buyer is bound.

         3.3 Corporate Action of Buyer. All corporate actions required to be taken by Buyer to approve the transactions contemplated by this Agreement and to authorize the execution and delivery of this Agreement have been properly taken. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and legally binding obligation of Buyer, enforceable against it in accordance with the terms hereof, subject however to limitations with respect to enforcement imposed by laws in connection with bankruptcy, or similar proceedings and to the extent that equitable remedies such as specific performance and injunctions are in the discretion of the court from which they are sought.

         3.4 Brokers. There is no broker or finder or other person who would have any valid claim against Buyer for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby.

         SECTION 4. COVENANTS OF THE PARTIES

         4.1 Marketing of Apache 1200. Buyer agrees that it will not sell or market the "Apache 1200" product for use in underground mining OEM applications for a period of two years from the Closing Date without the prior written consent of Structured Mining Systems, Inc. This provision shall not prevent Buyer from servicing or providing ancillary products to any customer of Seller or from selling or marketing the "Apache 1200" for use in any other application.

         4.2 Discontinuance of Business. On the Closing Date Seller shall immediately discontinue conducting any business other than the winding up of its affairs, and it shall dissolve within ninety (90) days of the Closing Date. Immediately following the Closing Date, Seller shall discharge any obligations and liabilities not assumed by Buyer, or, to the extent the same cannot be discharged at that time because of the terms thereof, as soon as the terms of such obligations permit discharge.

         4.3 Hewlett Packard Lease. In the event that any member of the Seller's Group shall prepay the obligations of Edward C. Nichols arising after the Closing Date under the Hewlett Packard lease identified on Schedule 1.3 and satisfy all the obligations thereunder so that the Assets subject to such lease are conveyed to Buyer free of any lien of such lease, Buyer shall pay such member the amount of the prepayment on the Closing Date by company check.

         4.4 Payments to Structured Mining Systems, Inc. Buyer hereby agrees to pay to Structured Mining Systems, Inc. the amount of $860.67 on the first day of each month for twelve (12) months commencing on April 1, 1995 and continuing until March 1, 1996. Seller will satisfy any additional indebtedness that it owes to Structured Mining Systems, Inc.

         4.5 Consents. Prior to the Closing Date, Seller shall obtain the consents required under the Real Estate Lease and the Hewlett Packard Lease identified in Schedule 1.3. Seller shall use its best efforts to obtain the consent of the landlord under the Real Estate Lease on the form of "Consent of Landlord" which is attached to the Lease Assignment and Assumption Agreement attached hereto as Exhibit C.

         4.6 Sales and Transfer Taxes. All sales, use or transfer taxes due as a result of the consummation of the transactions contemplated by this Agreement, if any, shall be paid by the member of the Seller's group who receives the consideration giving rise to such tax. The appropriate member of the Seller's Group shall file all necessary returns in connection with such taxes.

         4.7 Bulk Sales and Sales Tax Indemnification. Each member of the Seller's Group agrees to jointly and severally indemnify Buyer for any liabilities or obligations incurred by Buyer as a result of a failure to comply with all applicable provisions of the Pennsylvania Bulk Sales Law and the Pennsylvania Tax Law; provided, however, that no Individual shall be obligated to indemnify Buyer for more than the amount received by such Individual in connection with the transactions contemplated by this Agreement (whether directly or as a distribution in any form from Seller).


         4.8 Transfer of Intellectual Property Rights. Each individual hereby assigns to Buyer all of his or her rights and interests in and to all intellectual property rights relating to the Assets or the business of Seller being transferred to Buyer pursuant to this Agreement.

         [4.9 Employment of William R. Nichols. Upon the delivery of proof satisfactory to Buyer that the offer of employment by Buyer to William R. Nichols will not conflict with or constitute a violation of any contract or agreement with Westinghouse Electric Corporation or the United States of America through the U.S. Department of Energy, Buyer agrees to offer employment to William R. Nichols under substantially the terms and conditions set forth in the form of Employment Agreement attached hereto as Exhibit D at an annual salary of $57,500.]

         SECTION 5. SURVIVAL AND INDEMNIFICATION

         5.1 Nature and Survival of Representations and Warranties. All statements, representations, warranties, covenants and agreements contained herein, or in any certificate or other document delivered by or on behalf of a party pursuant to or in connection with the transactions contemplated by this Agreement, shall be deemed to be made by such party hereunder. All representations, warranties, covenants and agreements of the parties hereto contained herein, or made by the parties hereunder, shall survive the closing, the execution and delivery hereunder of any bills of sale, instruments of conveyance, assignments or other instruments of transfer of title to any of the Assets and the payment of the consideration therefor, and shall continue in full force and effect for a period of three years after the date hereof. If no claim in writing shall, prior to the expiration of such three year period, have been made hereunder against a party hereto with respect to any inaccuracy in or breach of any representation, warranty, covenant or agreement made herein by such party, such party shall have no further liability hereunder with respect to such representation, warranty, covenant or agreement.

         5.2  Indemnification.

         Each member of the Seller's Group, jointly and severally, agrees to defend, indemnify and hold Buyer harmless, and Buyer agrees that it will defend, indemnify and hold each member of the Seller's Group harmless, in each case from and against all claims, losses, costs, liabilities and expenses (including reasonable attorney's fees) ("Loss") arising out of any breach of any representation, warranty, agreement or covenant made by the indemnifying party herein or in any certificate or other document furnished pursuant hereto by the indemnifying party; provided, however, that no Individual shall be obligated to indemnify Buyer for more than the amount received by such Individual in connection with the transactions contemplated by this Agreement (whether directly or as a distribution in any form from Seller). Seller shall have the right to off-set any amount to which it is entitled under this Section against any amount payable by it pursuant to Section 1.2 hereof.

         SECTION 6. MISCELLANEOUS

         6.1 Notices. Any and all notices to be delivered in connection herewith shall be in writing and shall be deemed given if delivered personally or by facsimile transmission, telexed or sent by mail or courier service to the other party at the address set forth above or such other address as any party may furnish by notice to the others as provided.

         6.2  Expenses.  Each party shall bear its own expenses
(including, without limitation, legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated herein, whether or not such transactions are consummated.

         6.3 Validity. If any part of this Agreement shall be found to be invalid or unenforceable, that part shall be deemed to be severable and the remaining portions of this Agreement shall remain in full force and effect.

         6.4 Assignability. This Agreement shall not be assignable in whole or in part by any party without the prior written consent of the other parties hereto.

         6.5 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of Pennsylvania without reference to Pennsylvania's choice of law rules.

         6.6 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein, and no modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the parties hereto.

         6.7 Effect of Waiver. The waiver by any party of a breach of, or compliance with, any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent or other breach thereof.

         6.8 Successors and Assigns. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns.

         6.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.10 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.11 Further Assurances. The parties hereto shall provide such further documents or instruments required by any other party hereto as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the date hereof.

         6.12 Consent to Jurisdiction. All members of the Seller's Group and Buyer agree that any litigation in connection with this Agreement or the transactions contemplated hereby shall be commenced and conducted by any of them only in Pennsylvania in the County of Allegheny, or in the U.S. District Court whose jurisdiction includes such county, which courts shall have exclusive jurisdiction thereof. All members of Seller's Group and Buyer submit to the venue of such courts and agree that service of process upon them shall be valid if delivered to the applicable address specified herein.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  CONTROL CHIEF CORPORATION

                                  By:    /S/Douglas S. Bell

                                  Name:  Douglas S. Bell

                                  Title: V. President


                                  NTR TECHNOLOGIES, INC.

                                  By:     /S/Edward C. Nichols

                                  Name:   Edward C. Nichols

                                  Title:  President



                                                /S/Edward C. Nichols

                                                /S/Anthony Rudzki

                                                /S/William R. Nichols

                                                /S/Robert W. Thomas, Jr.

                                                /S/Christine B. Mulzet
















                                                            SCHEDULE 1.1(a)
                                  ASSETS

1.  All cash of Seller as of the Closing Date, including deposits.

2. All accounts receivable and prepaid expenses except the following accounts receivable:

                  Invoice   Invoice   Customer        Open
    Customer      Date      Number    Order #         Balance
    RSM, Inc.     11/14/94  1015      0125LED         $110.00
    RSM, Inc.     11/14/94  1014      0119VTX          $40.00
    RSM, Inc.     1/4/95    1027      0133VTX         $550.00
    RSM, Inc.     1/6/95    1028      0133VTX         $550.00
    RSM, Inc.     1/11/95   1034      0133VTX         $550.00
    RSM, Inc.     1/26/95   1033      0133VTX       $5,170.00
    RSM, Inc.     1/27/95   1035      0133VTX         $309.50
                                                    $7,279.50
    TRW           1/9/95    1036      03557EC       $1,050.00
                                                    $8,329.50

3. All inventory, including raw materials and supplies, work in process and finished goods.

4. All equipment, furniture, fixtures, computers, machinery and other tangible personal property, including but not limited to those items listed on Exhibit A hereto.

5. All contracts, including but not limited to (a) all outstanding purchase orders and commitments issued or made by customers to Seller as of the Closing Date, (b) all outstanding purchase orders or commitments made by Seller as of the Closing Date, (c) the Lease Agreement dated as of January 1, 1995 between Seller and The University of Pittsburgh of the Commonwealth System of Higher Education (the "Real Estate Lease"), and (d) all other contracts to which Seller is a party.

6. All rights relating to products currently or previously manufactured and sold by Seller, and all rights relating to products being developed by Seller.

7. All trademarks, trade names, trade secrets, copyrights, know-how, designs, formulations, formulae, processes, drawings, software and other intellectual property of any kind.

8. All product catalogs, product literature, manuals, advertising materials, promotional materials, customer lists, supplier lists and other business records other than tax and payroll records.

9.  All goodwill relating to any of the foregoing.

                                                            SCHEDULE 1.1(b)
                             INDIVIDUAL ASSETS

Items Owned by Edward C. Nichols

    All of Edward C. Nichols (and Nichols RF) rights under and interest in the Lease Agreement dated March 17, 1994 between Edward C. Nichols (as Nichols RF) and Hewlett Packard.

    Item #  Description       Serial #      Age            Value

    1       IBM 486 SX        Unknown       7 Months      $1,000
    2       TEK 7L12 Analyzer B202937       New           $2,995
    3       TEK Trace AMP     B257093       New               $0
    4       TEK Time Base     B189690       New           $1,195
    5       HP54601A OSC      3227A05609    1 Year        Leased
    6       Office Desk       N/A           2 Years          $50
    7       Epson Printer     0F00177086    1 Year          $100
    8       Frequency Counter N/A           1 Year          $250
    9       Bird Power Meter  N/A           4 Years         $375
    10      Bird Tuning Element N/A         1 Year          $100
    11      50 OHM RF Load    N/A           1 Year           $50
    12      Tuning Tools      N/A           New              $25
    13      12V Power Supply  N/A           2 Years          $75

Total Purchase Price for Edward C. Nichols                $6,215


Items Owned by Anthony Rudzki

    Item #  Description       Serial #      Age            Value

    1       Toshiba PC        11447296      New           $1,600
    2       Epson Printer     1EU0110262    8 Months        $250
    3       File Cabinet      N/A           1 Year           $75
    4       Book shelves (Qty = 3) N/A      2 Years          $60
    5       Solder Station    N/A           3 Years          $25
    6       B&W Television    N/A           New              $50
    7       5.25 in. Disk Drive N/A         2 Years          $75
    8       85 Meg Hard Drive WT223649179   1 Year           $75

Total Purchase Price for Anthony Rudzki                   $2,210

                                                               SCHEDULE 1.3
                            ASSUMED LIABILITIES

1. The Accounts Payable of Seller as of the Closing Date, as set forth on the Closing Date Balance Sheet.

2. The obligations of Seller under the Lease Agreement dated as of January 1, 1995 between Seller and The University of Pittsburgh of the Commonwealth System of Higher Education (the " Real Estate Lease") accruing from and after the Closing Date.

3. The obligations of Edward C. Nichols (as Nichols RF) under the Lease Agreement dated March 17, 1994 between Edward C. Nichols (as Nichols RF) and Hewlett Packard (the "Hewlett Packard Lease") accruing from and after the Closing Date.

4. The obligations of Seller under all outstanding purchase orders and commitments issued or made by customers to Seller as of the Closing Date and all outstanding purchase orders or commitments made by Seller as of the Closing Date, but only to the extent such purchase orders or commitments were entered into in the ordinary course of business of Seller.

5. The obligations of Seller for accrued wages and payroll taxes, but only those accruing in the ordinary course of business of Seller at the rates in effect prior to January
    21, 1995.




                                                               SCHEDULE 2.10

                              NTR TECHNOLIGIES
                                Balance Sheet
                           As of January 21, 1995

                                                      Jan 21,'95
ASSETS
  Current Assets
     Checking/Savings
       CHECKING                                         1,346.20

     Total Checking/Savings                             1,346.20

     Accounts Receivable
       Receivables                                     11,190.00

     Total Accounts Receivable                         11,190.00

     Other Current Assets
       INVENTORY                                        8,017.67

     Total Other Current Assets                         8,017.67

  Total Current Assets                                 20,553.87

TOTAL ASSETS                                           20,553.87

LIABILITIES & EQUITY
  Liabilities
     Current Liabilities
       Accounts Payable
          Payables                                      2,571.19

       Total Accounts Payable                           2,571.19

     Total Current Liabilities                          2,571.19

     Long Term Liabilities
       LOAN/SMS                                        10,000.00

     Total Long Term Liabilities                       10,000.00

  Total Liabilities                                    12,571.19

  Equity
     BILL INVESTMENT                                     -100.01
     BOB INVESTMENT                                      -266.66
     CAPITAL STOCK                                      1,000.00
     CHRIS INVESTMENT                                    -100.01
     ED INVESTMENT                                        358.68
     Retained Earnings                                  6,747.62
     Net Income                                         3,184.72
     TONY INVESTMENT                                   -2,841.66

  Total Equity                                          7,982.68

TOTAL LIABILITIES & EQUITY                             20,553.87


                                                          EXHIBIT A
                               BILL OF SALE

     KNOW ALL MEN BY THESE PRESENTS, that ______________________ ________________ ("Seller"), for good and valuable consideration paid to Seller by Control Chief Corporation, a Pennsylvania corporation with its principal offices at 200 Williams Street, Bradford, Pennsylvania 16701 ("Buyer"), the receipt of which is hereby acknowledged, does hereby assign, transfer and convey to Buyer, its successors and assigns, all of Seller's right, title and interest in and to the assets described on Schedule 1 hereto.

     This Bill of Sale is further documentation of the assignments, transfers and conveyances contemplated by the Assets Purchase Agreement dated _______________, 1995 among Seller, Buyer and affiliates of Seller (the "Assets Purchase Agreement"), and is subject to all of the terms, provisions and conditions thereof. To the extent of any conflict between the terms of the Assets Purchase Agreement and this Bill of Sale, the Assets Purchase Agreement shall be controlling.

     From time to time after the date hereof, Seller shall execute such further documents of transfer, conveyance and assignment with regard to the Purchased Assets, as Buyer or Seller deem necessary or desirable in order to document and confirm the transfer and assignment of the Purchased Assets conveyed hereunder.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale this ____ day of ______________, 1995.


                                 _______________________________
                                           [Seller]


            SCHEDULE 1 TO NTR TECHNOLOGIES, INC. BILL OF SALE

All of Seller's assets, tangible or intangible, real or personal, including but not limited to:

1. All cash of Seller as of the Closing Date, including deposits.

2. All accounts receivable and prepaid expenses except the following accounts receivable:
                  Invoice   Invoice   Customer        Open
    Customer      Date      Number    Order #         Balance
    RSM, Inc.     11/14/94  1015      0125LED         $110.00
    RSM, Inc.     11/14/94  1014      0119VTX          $40.00
    RSM, Inc.     1/4/95    1027      0133VTX         $550.00
    RSM, Inc.     1/6/95    1028      0133VTX         $550.00
    RSM, Inc.     1/11/95   1034      0133VTX         $550.00
    RSM, Inc.     1/26/95   1033      0133VTX       $5,170.00
    RSM, Inc.     1/27/95   1035      0133VTX         $309.50
                                                    $7,279.50
    TRW           1/9/95    1036      03557EC       $1,050.00
                                                    $8,329.50

3. All inventory, including raw materials and supplies, work in process and finished goods.

4. All equipment, furniture, fixtures, computers, machinery and other tangible personal property, including but not limited to those items listed on Exhibit A hereto.

5. All contracts, including but not limited to (a) all outstanding purchase orders and commitments issued or made by customers to Seller as of the Closing Date, (b) all outstanding purchase orders or commitments made by Buyer as of the Closing Date, (c) the Lease Agreement dated as of January 1, 1995 between Seller and The University of Pittsburgh of the Commonwealth System of Higher Education (the " Real Estate Lease"), and (d) all other contracts to which Seller is a party.

6. All rights relating to products currently or previously manufactured and sold by Seller, and all rights relating to products being developed by Seller.

7. All trademarks, trade names, trade secrets, copyrights, know-how, designs, formulations, formulae, processes, drawings, software and other intellectual property of any kind.

8. All product catalogs, product literature, manuals, advertising materials, promotional materials, customer lists, supplier lists and other business records other than tax and payroll records.

    9.  All goodwill relating to any of the foregoing.

               SCHEDULE 1 TO EDWARD C. NICHOLS BILL OF SALE


    Description                       Serial #

    IBM 486 SX                        Unknown
    TEK 7L12 Analyzer                 B202937
    TEK Trace AMP                     B257093
    TEK Time Base                     B189690
    HP54601A OSC                      3227A05609
    Office Desk                       N/A
    Epson Printer                     0F00177086
    Frequency Counter                 N/A
    Bird Power Meter                  N/A
    Bird Tuning Element               N/A
    50 OHM RF Load                    N/A
    Tuning Tools                      N/A
    12V Power Supply                  N/A



               SCHEDULE 1 TO ANTHONY RUDZKI BILL OF SALE


    Description                       Serial #

    Toshiba PC                        11447296
    Epson Printer                     1EU0110262
    File Cabinet                      N/A
    Book shelves (Qty = 3)            N/A
    Solder Station                    N/A
    B&W Television                    N/A
    5.25 in. Disk Drive               N/A
    85 Meg Hard Drive                 WT223649179


                                                            EXHIBIT B

                    ASSIGNMENT AND ASSUMPTION AGREEMENT


    THIS AGREEMENT is made as of the ___ day of ___________, 1995 by and between Control Chief Corporation, a Pennsylvania corporation with its principal office at 200 Williams Street, Bradford, Pennsylvania 16701 ("Buyer"), and ________________________________________ ("Seller") pursuant to the terms of an Assets Purchase Agreement dated _______________, 1995 among Seller, Buyer and affiliates of Seller (the "Assets Purchase Agreement").

          1. Seller hereby assigns, transfers and conveys to Buyer all of Seller's right, title and interest in, to and arising under or relating to the agreements described on Schedule
1 hereto (the "Assigned Contracts").

          2. Buyer hereby accepts Seller's assignment set forth in paragraph 1 above and hereby assumes and agrees to pay, perform and discharge all of Seller's obligations and liabilities described on Schedule 2 hereto.

          3. Seller shall, from time to time, from and after the date hereof, upon request of Buyer or at the option of Seller, execute such further documents of transfer, conveyance and assignment with regard to the Assigned Contracts as Buyer or Seller deem necessary or desirable to carry out the transactions contemplated by this Agreement.

          4. This Agreement shall be binding upon and shall inure to the benefit of
Seller and Buyer and their respective successors and assigns.

          5.   Other than as is expressly set forth in the Assets
Purchase Agreement, Buyer is not assuming and shall not be liable for or bound by any liabilities of Seller.

          6. This Agreement is made, executed and delivered pursuant to the Assets Purchase Agreement, and is subject to all the terms, provisions and conditions thereof. To the extent of any conflict between the terms of the Assets Purchase Agreement and this Agreement, the Assets Purchase Agreement shall be controlling.

          IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the day and year first written above.



                               CONTROL CHIEF CORPORATION


                               By:  ___________________________

                               Name:___________________________

                               Title:___________________________


                               _________________________________
                                           Seller



          SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                        FOR NTR TECHNOLOGIES, INC.

All contracts of Seller, including but not limited to (a) all outstanding purchase orders and commitments issued or made by customers to Seller as of the Closing Date except the purchase orders relating to the excluded accounts receivable described on
Schedule 1.1(a) to the Assets Purchase Agreement, (b) all outstanding purchase orders or commitments made by Seller as of the Closing Date, and (c) all other contracts to which Seller is a party.


             SCHEDULE 2 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                        FOR NTR TECHNOLOGIES, INC.

1. The Accounts Payable of Seller as of the Closing Date, as set forth on the Closing Date Balance Sheet.

2. The obligations of Seller under all outstanding purchase orders and commitments issued or made by customers to Seller as of the Closing Date, except the purchase orders relating to the excluded accounts receivable described on Schedule 1.1(a) to the Assets Purchase Agreement, and all outstanding purchase orders or commitments made by Seller as of the Closing Date, but only to the extent such purchase orders or commitments were entered into in the ordinary course of business of Seller.

3. The obligations of Seller for accrued wages and payroll taxes, but only those accruing in the ordinary course of business of Seller at the rates in effect prior to January
     21, 1995.



            SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                           FOR EDWARD C. NICHOLS

The Lease Agreement dated March 17, 1994 between Edward C.
Nichols (as Nichols RF) and Hewlett Packard (the "Hewlett Packard
Lease").


             SCHEDULE 2 TO ASSIGNMENT AND ASSUMPTION AGREEMENT
                           FOR EDWARD C. NICHOLS

The obligations of Edward C. Nichols (as Nichols RF) under the
Hewlett Packard Lease accruing from and after the Closing Date.

                                                                  EXHIBIT C

                    ASSIGNMENT AND ASSUMPTION OF LEASE


          THIS AGREEMENT is made as of the ___ day of
____________, 1995 by and between Control Chief Corporation, a Pennsylvania corporation with its principal office at 200 Williams Street, Bradford, Pennsylvania 16701 ("Buyer"), and NTR Technologies, Inc., a Pennsylvania corporation with its principal office at 455 William Pitt Way, Pittsburgh, Pennsylvania 15238 ("Seller") pursuant to the terms of an Assets Purchase Agreement dated _______________, 1995 among Seller, Buyer and affiliates of Seller (the "Assets Purchase Agreement").

          1. Seller hereby assigns, transfers and conveys to Buyer all of Seller's right, title and interest in, to and arising under or relating to the Lease Agreement dated as of January 1, 1995, between Seller and The University of Pittsburgh of the Commonwealth System of Higher Education (the "Lease").

          2. Buyer hereby accepts Seller's assignment set forth in paragraph 1 above and hereby assumes and agrees to pay, perform and discharge all of Seller's obligations and liabilities arising under the Lease on and after the date hereof.

          3. Seller shall, from time to time, from and after the date hereof, upon request of Buyer or at the option of Seller, execute such further documents of transfer, conveyance and assignment with regard to the Lease as Buyer or Seller deem necessary or desirable to carry out the transactions contemplated by this Agreement.

          4. This Agreement shall be binding upon and shall inure to the benefit of
Seller and Buyer and their respective successors and assigns.

          5.   Other than as is expressly set forth in the Assets
Purchase Agreement, Buyer is not assuming and shall not be liable for or bound by any liabilities of Seller.

          6. This Agreement is made, executed and delivered pursuant to the Assets Purchase Agreement, and is subject to all the terms, provisions and conditions thereof. To the extent of any conflict between the terms of the Assets Purchase Agreement and this Agreement, the Assets Purchase Agreement shall be controlling.

          IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption of Lease as of the day and year first written above.



                               CONTROL CHIEF CORPORATION


Witness:                       By:  ___________________________

____________________________   Name:___________________________

                               Title:___________________________


                               NTR TECHNOLOGIES, INC.


Witness:                       By:  ___________________________

____________________________   Name:___________________________

                               Title:___________________________


                            CONSENT OF LANDLORD

          The undersigned, the Landlord who is a party to the Lease as defined in the foregoing Assignment and Assumption of Lease, hereby (1) confirms that the Lease is in full force and effect in accordance with its terms and that all amounts to be paid and obligations to be performed by the tenant under the Lease through the date hereof have been paid and performed in accordance with the terms of the Lease, (2) consents to the foregoing Assignment and Assumption of the Lease and agrees to look solely to Buyer for performance of the obligations of tenant under the Lease, and (3) releases Seller from all future obligations under the Lease.
          In witness whereof, the undersigned has executed this Consent of Landlord this ____ day of __________, 1995.

                               The University of Pittsburgh of
                               the Commonwealth System of Higher
                               Education
Witness:

____________________________  By:_______________________________


                              __________________________________
                                             Name

                              __________________________________
                                              Title

                                                      EXHIBIT D

                            EMPLOYMENT AGREEMENT


           This Agreement is made this _____ day of _____________, 1995 by and between CONTROL CHIEF CORPORATION, a Pennsylvania corporation ("Company) and _________________ ("Employee').

           In consideration of the mutual covenants contained in this Agreement and the purchase by the Company of the assets of NTR Technologies, Inc, and certain assets of Employee pursuant to the terms of an Asset Purchase Agreement dated of even date herewith between the Company, NTR Technologies, Inc., Employee and other affiliates of NTR Technologies, Inc. (the "Assets Purchase Agreement"), the parties hereto herby agree as follows:

           1. Employment. The Company hereby employs the Empoyee as a _____________________________. Employee hereby accepts such employment and agrees to report to the management of the Company, to perform any and all duties prescribed by the management and to abide by the terms and conditions of this Agreement and the policies of the Company. Employee shall perform his duties faithfully and to the best of his ability and shall devote his full time and best efforts to his services to the Company, subject to reasonable vacations in accordance with Company policy; provided, however, that such vacation will not unduly interfere with the performance of his duties herunder.

           2. Term of Employment. The term of employment under this Agreement shall commence on the date set forth above and may be terminated by either party at any time, with two weeks notice.

           3. Compensation. For all services to be rendered by Employee in any capacity to the Company, the Company shall pay Employee a salary at the rate of $__________ per annum. The salary shall be payable in equal installments, in accordance with the general policy of the Company, subject to such deductions and withholdings as may be required by law or agreed to by Employee.

           4. Benefits. In addition to salary, Employee shall be entitled to participate in Company's standard non-contributory health insurance and group term life insurance plans and will be eligible to participate in the Company 401K plan, subject to the terms of the applicable plans as the same may be amended from time to time.

           5. Expenses. To the extent consistent with Company policy and upon presentation of vouchers in accordance with the Company's customary procedures, the Company will reimburse Employee for all reasonable, ordinary and necessary business expenses (as the Company reasonably determines to be proper) incurred by him during the term of this Agreement and in the performance of his duties hereunder.

           6.    Owernship of Ideas and Confidentiality

                 (a) Employee shall promptly disclose to the Company discoveries, designs, inprovements, innovations and inventions (collectively referred to herein as "inventions"), whether patentable or not, either relating to the existing or contemplated business, products, plans, processes, or procedures of the Company, or suggested by or resulting from Employee's work at the Company, or resulting wholly or in part from the use of the Company's time, material, facilities or ideas, which Employee made or conceived or may make or conceive, whether or not during working hours, alone or with others, at the time during the term of this Agreement or within one year thereafter, and Employee agrees that all such inventions shall be the exclusive property of the Company.

                 (b) Employee hereby assigns to the Company all his rights and interests in and to such inventions and all patents which may be obtained on them, in this and all foreign countries. At the Company's expense, but without charge to it, Employee agrees to execute, acknowledge and deliver to the Company any specific assignments to any such inventions or other relevant documents and to take any such further action as may be considered necessary by the Company at any time to obtain or defend letters patent in any and all countries or to obtain documents relating to registration, ownership or transfer of copyrights, or to vest title in such inventions in the Company or its assigns or to obtain for the Company any other legal protection for such inventions.

                 (c) In consideration of Employee's assignments to the Company pursuant to this Section 6, the Company will make incentive payments to Employee pursuant to the Incentive Compensation Arrangement attached hereto as Exhibit A.

           7. Nondisclosure Agreement. Employee shall not, either during the term of this Agreement or at any time thereafter, disclose or authorize anyone else to disclose or use or make known for his or another's benefit any confidential information, knowledge, or data of the Company, whether or not patentable or copyrightable, in any way acquired during employment by the Company or assigned to the Company pursuant to this Agreement. Confidential information, knowledge or data of the Company shall, for purposes of this Agreement, include but not be limited to matters not readily avaiable to the public which are:

                 (a) of a technical nature such as but not limited to methods, know-how, compositions, drawings, blueprints, processes, discoveries, machines, inventions, computer programs and similar items;

                 (b) of a business nature such as but not limited to information about sales or lists of customers, prices, costs, purchasing, profits, markets or product strengths and weaknesses; or

                 (c) pertaining to future developments such as but not limited to research and development, or future marketing or merchandising plans or ideas.

           8. Covenant Not To Compete. Employee agrees that so long as he receives compensation from the Company under Section 3 of this Agreement and for a period of eighteen (18) months thereafter, he shall not, directly or indirectly, whether as principal, agent, consultant, employee, partner or in any other capacity, engage in or assist another to engage in any work or activity in any way connected with the development, manufacture or sale of any product or service which in any way competes any with product or service of the Company, or any successor or assign of the Company, where Employee participated in the development, modification or sale of, or research relating to, such product or service (whether such participation occurred at the Company or at NTR Technologies, Inc.). If Employee in any way breach his obligations specified in this section, as determined by the remedies available to it, to terminate the further payment of any amounts or benefits due under Sections 3 and 4 above. Employee agrees that any breach or threatened breached of any of the provisions of this Section or Section
7 cannot be remedied soley by the recovery of damages, and the Company shall be entitled to an injunction against such breach or threatened breach without posting any bond or other security. Nothing herein, however, shall be construed as prohibiting the Company from pursuing, in conjuntion with an injunction or otherwise, any other remedies available at law or in equity for any such breach or threatened breach, including the recovery of damages. If any provision hereof is found to be unreasonably broad, it shall nevertheless be enforceable to the extent reasonably necessary for the protection of the Company, and shall be deemed to have been amended to include any restrictions, limitations or provisions necessary to make it enforceable.

           9.    Termination of Employment.

           (a)   In any of the following events:

                   (i) Employee shall voluntarily leave his employment with the Company prior to the expiration of this Agreement under Section 2; or

                   (ii)   Employee shall die or be prevented from
           performing his duties under this Agreement because of disability or illness for a continuous period of one hundred eighty (180) days; or

                  (iii) Employee's employment is terminated by the Company for cause prior to the expiration of this Agreement under Section 2;

then Employee shall not be entitled to further compensation under
Section 3 or benefits under Section 4, except as is otherwise required by applicable law.

                   (b) If, at any time, the Company terminates Employee's employment for other than cause, Employee shall be entitled to the compensation and benefits provided for under Sections 3 and 4 to the expiration date set forth in Section 2, subject, however, to the fullfillment of his obligations under Sections 7 and 8.

           10. Transferability. The rights and benefits of the Company under this Agreement shall be transferable and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against its successors and assigns. The rights and benefits of Employee under this Agreement shall not be transferable.

           11. Waiver. Any waiver of a breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or any other terms, nor shall failure to enforce any term hereof operate as a waiver of any such term or any other term.

           12. Severability. If any term of this Agreement or the application thereof is held invalid or unenforceable, the invalidity or unenforceability shall not affect any other terms of this Agreement which can be given effect without the invalid or unenforceable term.

           13. Survival. The provisions of Sections 7 and 8 of this Agreement shall survive any termination of Employee's employment hereunder and the expiration of this Agreement under Section 2.

           14. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or changed except by a writing signed by both parties.

           15. Governing Law. This Agreement shall be governed and enforced in accordance with the law of the State of Pennsylvania, without regard to its rules regarding conflict of laws.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                      CONTROL CHIEF CORPORATION

                                      By:______________________

                                      Its:_____________________


                                      _________________________
                                             Employee


                                                          EXHIBIT A

                INCENTIVE COMPENSATION ARRANGEMENT

           The Company shall establish an incentive pool which will be credited with 3.0% of Net Sales (as hereinafter defined) received by the Company during the two-year period starting on the date of this Agreement which are derived from products currently being manufactured and sold by NTR Technologies, Inc. In addition, 3.0% of Net Sales received by the Company with respect to each new product designed exclusively by Edward C. Nichols and Anthony Rudzki, or any one or more of them (the "Group"), will be credited to the incentive pool for a period of two years from the first date such product is offered for sale to the Company's customers or potential customers, which date shall be determined by the Company.

           The Company may make additional contributions to the Incentive Pool, to be determined by the Company on a case-by-case basis in its reasonable discretion, if it determines that the Group is instrumental in the development of substantial modifications or design changes to existing products of the Company.

           For purposes of this Agreement, "Net Sales" shall mean the invoice price to customes of products covered by this Agreement, net of sales commissions, returns, allowances, taxes and freight. Net sales shall be credited to the incentive pool within fifteen (15) days after payment is received from the customer, and, if partial payments are received, the amount contributed to the incentive pool will be determined based on the amount of such partial payment.

           The amount in the incentive pool at the end of each quarter shall be paid to the Group on the next regular pay date subject to withholding as described in Section 3 of the Agreement. Such payments shall initially be allocated ____% to Edward C. Nichols and ____% to Anthony Rudzki. The Group can modify these allocations at any time by providing the Company with new instructions signed by each member of the Group. The Company shall continue to make payments in accordance with the instructions most recently delivered to it until new instructions meeting the requirements of this paragraph are received.

           In the event of the termination of any member of the Group's employment with the Company for any reason or the addition of any new member to the Group upon the written consent of all members then in the Group and the Company (each, a "Change"), the percentage or amount of Net Sales then being contributed to the incentive pool for each product shall be adjusted so that it is equal to the percentage or amount being contributed prior to such Change multiplied by the number of members in the Group after the Change and then divided by the number of the members in the Group prior to the Change. Unless otherwise agreed, such new percentage or amount shall apply to all new products or modifications which become subject to this Agreement.

           No payments from the incentive pool will be paid to a member whose employment has terminated for any reason, and, unless the Company is otherwise directed, the payments from the incentive pool will be allocated between the remaining members of the Group in proportion to the payments being made to each of them immediately prior to the termination.